                                                                                                                                              Exhibit 99
FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                                          CONTACT
November 8, 2007                                                                                                                                                                   Mary Waters
                                                                                                              202-872-7700

Farmer Mac Reports Third Quarter Results
Core Earnings Up 18% for the Period

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) reports financial results on a GAAP basis and also reports core earnings.  Farmer Mac uses core earnings to measure corporate economic performance and develop financial plans because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends before the effects of application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities  (“SFAS 133”).  Investors and securities analysts have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance.

Farmer Mac today reported a U.S. GAAP net loss to common stockholders for third quarter 2007 of $8.6 million or $0.82 per diluted share, compared to a loss of $6.3 million or $0.58 per diluted share for third quarter 2006.  The losses in both periods were attributable to market value changes on financial derivatives used to hedge interest rate risk on Farmer Mac’s assets and liabilities, the market value changes on which are not recorded in income.

Farmer Mac’s core earnings for third quarter 2007 were $7.6 million or $0.71 per diluted share, compared to $6.5 million or $0.58 per diluted share for third quarter 2006.  This 18 percent increase was driven by an increase in net interest income attributable to Farmer Mac’s significantly improved short-term funding costs, as compared to the rates on related investments, as well as ongoing fee income from the Corporation’s guarantee portfolio.  Moreover, in contrast to third quarter 2007, Farmer Mac’s core earnings in the same period of 2006 benefited from significant recoveries from the allowance for losses.

During the quarter, Farmer Mac was able to take advantage of its ready access to capital markets funding at favorable rates, despite increased capital markets volatility.  Consequently, Farmer Mac’s net interest yield on short-term and floating rate investments was significantly higher than its net interest yields earned on such investments in previous quarters.

Underscoring  the effectiveness of Farmer Mac’s ongoing credit risk management and the strength of the U.S. agricultural economy, the agricultural mortgage loans underlying Farmer Mac’s guarantee portfolio have been relatively unaffected by turmoil in the residential mortgage credit markets.  As of September 30, 2007, 90-day delinquencies in Farmer Mac’s guarantee portfolio remained at unusually low levels, in terms of both dollars and percentages.  Those delinquencies totaled $17.0 million, representing 0.35 percent of the portfolio.

Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, “Focusing on core earnings, in light of the volatility of the capital markets during the last quarter, we are extremely pleased with Farmer Mac’s strong financial results in third quarter 2007 – up 18 percent in comparison to the third quarter 2006.  Farmer Mac’s net interest income and guarantee fee income were major drivers of core earnings in third quarter 2007.  While it is not possible to predict how long Farmer Mac’s short-term borrowing spreads will continue to be as favorable as they now are, relative to investment yields, Farmer Mac’s guarantee fee income is expected to continue to grow as business volume increases.  Those components of income are not expected to be affected adversely by credit performance, as the agricultural mortgage loans underlying Farmer Mac’s guarantee portfolio continue to perform well.”

Farmer Mac further reported that it believes substantial business opportunities could result from an expansion of its statutory guarantee authorities currently being considered by Congress.  On July 27, 2007 the United States House of Representatives passed its version of a 2007 Farm Bill (H.R. 2419) that would expand Farmer Mac’s charter to authorize the Corporation to purchase and guarantee securities backed by rural utilities (electric and telephone) loans made by cooperative lenders, particularly the National Rural Utilities Cooperative Finance Corporation and institutions of the Farm Credit System.  On October 25, 2007, the United States Senate Committee on Agriculture, Nutrition and Forestry approved its version of the 2007 Farm Bill.  The Senate Committee version contained an expansion of authority for Farmer Mac similar to that in H.R. 2419.  The full Senate began debate on the 2007 Farm Bill on November 5, 2007.  At this time, no assurance can be given that either the Senate Committee or House legislation will be enacted into law or, if enacted, that it will result in significant additional business volume for Farmer Mac.

Non-GAAP Performance Measures

In addition to GAAP measures, Farmer Mac presents “core earnings,” a non-GAAP performance measure.  Core earnings are net income available to common stockholders, less the after-tax effects of unrealized gains and losses on financial derivatives resulting from the application of SFAS 133.  The GAAP measure most comparable to core earnings is net income available to common stockholders.  Unlike core earnings, however, GAAP net interest income and net income are affected by unrealized gains or losses in the value of financial derivatives used to hedge Farmer Mac’s interest rate risks, notwithstanding that those hedges were economically effective.  Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac’s GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	Three Months Ended				Nine Months Ended
	September 30, 2007		September 30, 2006		September 30, 2007		September 30, 2006
(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share

GAAP net income available
to common stockholders	$ (8,570)	$ (0.82)	$ (6,258)	$ (0.58)	$ 13,721	$ 1.29	$ 22,211	$ 1.98

Less the effects of SFAS 133:
Unrealized gains/(losses)
on financial derivatives and
trading assets, net of tax	(15,262)	(1.44)	(11,258)	(1.03)	(5,952)	(0.56)	3,315	0.30

Net effects of settlements on
agency forward contracts,
net of tax	(953)	(0.09)	(1,472)	(0.13)	281	0.03	(75)	(0.01)

Core earnings	$ 7,645	$ 0.71	$ 6,472	$ 0.58	$ 19,392	$ 1.82	$ 18,971	$ 1.69

More complete information on Farmer Mac’s performance for the quarter ended September 30, 2007 is set forth in the Form 10-Q filed with the SEC today by Farmer Mac.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments.  Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:  (1) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (2) increases in general and administrative expenses attributable to growth of the business and regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (3) the rate and direction of development of the secondary market for agricultural mortgage loans; (4) the general rate of growth in agricultural mortgage indebtedness; (5) borrower preferences for fixed-rate agricultural mortgage indebtedness; (6) legislative or regulatory developments that could affect Farmer Mac; (7) the willingness of investors to invest in Farmer Mac Guaranteed Securities; and (8) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac.  Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (SEC) on March 15, 2007 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the SEC today.  The forward-looking statements contained in this release represent management’s expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans.  Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.  The conference call to discuss Farmer Mac’s third quarter 2007 earnings and the Corporation’s Form 10-Q for third quarter 2007 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Friday, November 9, 2007, and an audio recording of that call will be available for two weeks on Farmer Mac’s website after the call is concluded.

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